UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026
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NIQ Global Intelligence plc
(Exact name of registrant as specified in its charter)
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Ireland (State or other jurisdiction of incorporation or organization)	001-42763 (Commission File Number)	Not applicable (I.R.S. Employer Identification No.)
200 West Jackson Boulevard, Chicago, Illinois, 60606
(Address of principal executive offices) (Zip code)
(312) 583-5100
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.00001 per share	NIQ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

NIQ Global Intelligence Plc is furnishing this amended Current Report on Form 8-K/A to correct a clerical error in the press release attached as Exhibit 99.1 on the Form 8-K furnished on November 12, 2026. In the November 12, 2026 Form 8-K filing, the column entitled “Full Year Guidance” of the schedule entitled “Outlook” reported incorrect figures for “Interest expense, net.” The corrected press release is attached hereto as Exhibit 99.1, in its entirety. No other changes have been made to the original press release other than to correct the clerical error as described above and reflected in Exhibit 99.1 to this amendment.

The information, including Exhibit 99.1, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Revised earnings release relating to the Company’s results of operations
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIQ Global Intelligence plc
(Registrant)

Date:	November 13, 2026	/s/ Michael Burwell
Michael Burwell Chief Financial Officer